EXHIBIT 99.1
Patrick C. Lee
Director, Investor and Media Relations
1.800.2GEVITY (1.800.243.8489), x3301
patrick.lee@gevity.com
GEVITY TO ENGAGE IN STRATEGIC DISCUSSIONS
BRADENTON, FL, July 30, 2008 – Gevity (NASDAQ: GVHR), which serves as the full-service human resources department for small and mid-sized businesses, announced today that, in response to inquiries from, and contact with, several third parties regarding possible strategic transactions, its Board of Directors has authorized management to initiate a formal process to evaluate potential strategic alternatives and to seek proposals from potentially interested parties.
The Company also announced that on July 30, 2008, it entered into confidentiality and standstill agreements with General Atlantic Service Company, LLC (“General Atlantic”) pursuant to which the Company agreed to provide General Atlantic with non-public information in order to evaluate a possible strategic transaction. General Atlantic owns approximately 9.5% of the Company’s shares of common stock and had previously expressed interest in engaging in a dialogue with the Company regarding entering into a strategic transaction. The standstill agreement with General Atlantic prohibits, among other things and subject to certain exceptions, General Atlantic from, without the Company’s prior written consent, acquiring additional shares of the Company’s common stock and taking other specified actions that would cause a change of control of the Company through January 30, 2009.
“Our Board of Directors continually reviews strategies to enhance value for our shareholders. As a result of this review, our board has authorized management to explore possible strategic transactions that would enhance value for our shareholders,” commented Michael J. Lavington, Chairman and Chief Executive Officer Designate. “Although our Board of Directors has authorized management to initiate a formal process to evaluate strategic alternatives, it has made no definitive determination with regard to any such alternatives.”
Mr. Lavington continued, “I want to make clear that the management team remains completely focused on driving profitable growth through our various initiatives, as highlighted during our recent (July 29th) earnings call.”
Credit Suisse Securities (USA) LLC is acting as the Company’s financial advisor and King & Spalding LLP is acting as the Company’s legal advisor.
The Company does not expect to disclose further information regarding the status of the formal process until the process has been completed. The Company emphasizes that there can be no assurance that the initiation of a formal process to explore possible strategic transactions, including a business combination, will result in any transaction.
gevity                                          |                                           press release
   people 1st

About Gevity
As a leading provider of business solutions, Gevity (NASDAQ:GVHR) empowers small- to medium-size businesses nationwide to boost their productivity by practicing human resource excellence. Gevity’s HR expertise and self-service technology enable business owners and managers to spend more time focusing on their bottom line and less time on administrative responsibilities. Gevity, a pioneer in the PEO industry, helps businesses achieve a more effective workforce, an enhanced business culture and compliance with complex HR laws.
Services include payroll and payroll administration, benefits and benefits administration, risk management and loss prevention, HR policies and procedures, new hire support, performance management, and employee development and retention.
A copy of this press release is also available from the Company’s Web site at gevity.com.
Pursuant to the Private Securities Litigation Reform Act of 1995, the Company is hereby providing cautionary statements to identify important factors that could cause the Company’s actual results to differ materially from forward-looking statements contained in, or implied by, this press release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. They are often expressed through the use of words or phrases such as “will result,” “are expected to,” “anticipated,” “plans,” “intends,” “will continue,” “estimated,” “projection,” “preliminary,” “forecast” and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or to predict, such as risks relating to the following: to the Company’s guidance, including the challenges to achieve its growth strategy, gaining new client employees, while passing on increased pricing for its services, including professional service fees, retaining clients through annual benefit enrollment, the Company’s dependence on technology services, the adequacy of the Company’s insurance-related loss reserves, the availability of insurance coverage for workers’ compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in the Company’s acquisition strategy and its ability to successfully assimilate acquired entities, the Company’s dependence on third-party technology licenses, the Company’s dependence on key personnel, qualified service consultants and sales associates, fluctuations in the Company’s quarterly results, variability in health insurance claims, state unemployment tax rates and workers’ compensation rates, liabilities resulting from the Company’s co-employment relationship with its clients, credit risks associated with the Company’s large clients, short termination provisions in the Company’s professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, the Company’s geographic market concentration, collateral requirements of the Company’s insurance programs, regulatory compliance, Internet and related data security risks, potential liabilities as a consequence of potentially being deemed an “employer” under ERISA and other tax regulations as well as other civil liabilities, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid
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to a Bermuda reinsurance Company. These and other factors are described in the Company’s filings with the Securities and Exchange Commission, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and the reader should not place undue reliance on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
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gevity                                          |                                          press release
   people 1st